INDEPENDENT CONTRACTOR SERVICES AGREEMENT

THIS INDEPENDENT CONTRACTOR SERVICES AGREEMENT (this "Agreement") is made as of March 27, 2012, (the "Effective Date") by and between BACTERIN INTERNATIONAL, INC., a Nevada corporation with offices at 600 Cruiser Lane, Belgrade, Montana 59714 ("COMPANY") and Mitchell Godfrey with an address at 1022 Boylan Drive Bozeman, MT 59718 (“CONSULTANT”).

The parties agree as follows:

1. Engagement of Consultant. Subject to the terms and conditions of this Agreement, Company hereby engages Consultant as an independent contractor to complete the projects (the "Projects") and all related services (collectively, the "Services") as the parties will, from time to time, mutually set forth in a Statement of Work, substantially in the form attached hereto as Exhibit A. Consultant will not commence Services until a Statement of Work is signed and delivered by an authorized representative of Company.

2. Principal Duties. During the term of this Agreement, Consultant will at all times use best efforts to provide the Services to Company in a timely and professional manner consistent with industry standards. Such work will be conducted at the facilities of the Consultant using Consultant's own equipment, tools and other materials at its own expense or as the parties agree. The manner and means by which Consultant chooses to complete the Services are in Consultant's sole discretion and control.

3. Compensation and Taxes. Company will pay all reasonably undisputed amounts due, at rates set forth in the applicable Statement of Work. Because Consultant is an independent contractor, Company will not withhold or make payments for state or federal income tax or social security, make unemployment insurance of disability insurance contributions, or obtain workers' compensation insurance on Consultant's behalf. Company will issue Consultant a 1099 form with respect to Consultant's consulting fees, if required. Consultant accepts exclusive liability for complying with all applicable state and federal laws governing self-employed individuals, including obligations such as payment of quarterly taxes, social security, disability and other contributions based on the fees paid to Consultant, his agents or employees under this Agreement.

4. Expenses. Company will additionally compensate Consultant for (a) such travel and other expenses relating to a Project as have been authorized in a Statement of Work, according to the Company's expense reimbursement policies and (b) reasonable out-of-pocket expenses, fees and costs incurred or involved in assisting Company with the preparation, filing or prosecution of any application for patent or copyright (subject to Company's rights as set forth in Section 8) or in the prosecution or defense of any litigation involving the same. Consultant will file an expense report that documents such expenses, including written expense receipts, and Company will pay all reasonably undisputed amounts within 30 days of receipt of such report.

5. Other Activities; Non-Solicitation. During the term of this Agreement, Consultant shall not accept work, enter into a contract, or accept an obligation with any third party that is in any business that is competitive with the business conducted by Company or that otherwise would materially prevent or restrict Consultant from satisfying Consultant's obligations under this Agreement. During the term of this Agreement, Consultant will present himself only as an affiliate of Company and not as an affiliate of any other competitive entity. Consultant, during the term of this Agreement and for two (2) years after its termination, shall neither solicit nor induce any employee of Company to leave the employment of Company nor solicit any customer of Company.

6. Representations and Warranties. Consultant hereby represents and warrants that: (a) Consultant will not disclose to Company any information that may be deemed to be confidential or proprietary to any other pm1y for which Consultant may have rendered any services; (b) Consultant is not a party to any agreement or arrangements that prohibit Consultant from performing the Services hereunder; (c) the Services to be rendered to Company hereunder will not conflict with any obligations that Consultant has or may have had to any party for whom Consultant has performed services; (d) the Work Product, as defined below, will be an original work of authorship; (e) the Work Product, including any element thereof, will not infringe the Proprietary Rights of any third party; (f) the Work Product, including any element thereof, will be free of all mortgages, liens, pledges, security interests, encumbrances or encroachments; (g) Consultant will not grant, directly or indirectly, any rights or interest whatsoever in the Work Product to third parties; (h) Consultant has full right and power to enter into and perform its obligations under this Agreement without the consent of any third party; (i) Consultant will take reasonable precautions to prevent injury to any persons (including employees of Company) or damage to property (including Company's property) during the term of this Agreement; and (j) Consultant will perform all work hereunder in compliance with applicable law.

7. Confidential Information. Consultant acknowledges that it will be exposed to, have access to and be engaged in the development of confidential and proprietary information of Company (both in tangible and intangible manifestations), including but not limited to the patents, copyrights, trademarks, trade secrets, technology and business of Company, any Work Product and Inventions, as defined below, confidential and proprietary information of or concerning customers of Company and any other information specifically identified in a Statement of Work (collectively the "Confidential Information"). All Confidential Information and all the Proprietary Rights related thereto or embodied therein, whether presently existing or developed in the future, are the sale property of Company and its assigns. Consultant will hold all Confidential Information in the strictest confidence and will not use any Confidential Information except to the limited extent necessary to perform the Services. Consultant shall not disclose Confidential Information or any copies, notes, summaries, excerpts or anything related to such information, without the written consent of Company. Consultant's obligations of non-disclosure contained herein, however, will not apply to Confidential Information that Consultant can demonstrate (a) is or becomes known by Consultant without an obligation to maintain its confidentiality, as shown by Consultant's competent written records, to the extent such information is not included in any Work Product or forms part of any Inventions, (b) is or becomes generally known to tile public through no act or omission of Consultant.

8. Rights in Work Product and Inventions

(a) Work Product. Consultant acknowledges that any and all trade secrets, ideas, processes, formulas, know-how, developments, designs and techniques and all source and object code, data, programs and other works of authorship conceived, written, created or reduced to practice in the provision of Services under this Agreement by Consultant or its subcontractors, whether or not patentable or registrable under copyright or similar statutes ("Work Product"), will be the sale and exclusive property of Company, and Consultant hereby assigns to Company all right, title and interest in and to such Work Product including any and all patent, copyright, trade secret, trademark rights and all other intellectual property rights related to the Work Product (the "Proprietary Rights"). Consultant hereby waives and quitclaims to Company any and all claims, of any nature whatsoever, that Consultant now or may hereafter have for infringement of any Proprietary Rights in the Work Product or Inventions assigned hereunder to Company.

(b) Inventions. Consultant will disclose in writing to Company all inventions, discoveries, concepts, ideas, improvements and other innovations of any kind that Consultant or its employees may make, conceive, develop or reduce to practice, alone or jointly with others, in the course of performing the Services, or as a result of that work, whether or not they are eligible for patent, copyright, trademark, trade secret or other legal protection (collectively, "Inventions"). All Inventions made, conceived, or completed by Consultant or its employees, individual or with others, during the term of this Agreement will be the sale and exclusive property of Company, provided such Inventions: (i) relate to any subject matter with which Consultant's work or Services to be rendered to Company hereunder may be concerned; (ii) relate to or are connected with the business, products or projects of Company of which Consultant had knowledge by reason of Consultant's association with Company under this Agreement; or (iii) involve use of Company's time, material or facilities.

(c) Disclosure and License of Background Technology. Consultant will specifically describe and identify in Exhibit B all technology that Consultant or its subcontractors intend to use in performing the Services that are owned by, or licensed with a right to sublicense to, Consultant or its subcontractors and that is in existence in a tangible form prior to the date of this Agreement ("Background Technology"). Consultant hereby grants to Company a non-exclusive, royalty-free, perpetual, irrevocable, and world-wide right, with rights to sublicense through multiple tiers of sublicensees, to reproduce, make derivative works of, distribute, make, use, sell, publicly perform, and publicly display in any form or medium, whether now known or later developed, the Background Technology incorporated or used by Consultant, or its subcontractors in providing the Services.

(d) Assistance. Consultant shall cooperate with Company or its designee(s), both during and after the term of this Agreement, in the procurement, maintenance and enforcement of all Proprietary Rights in the Work Product and the Inventions in any and all countries. To that end Consultant (and all subcontractors) will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof, including without limitation any assignments of such Proprietary Rights to Company or its designee. Consultant will be entitled to a fair and reasonable fee for rendering such services in addition to reimbursement of authorized expenses incurred at the prior written request of Company. In the event Company is unable for any reason, after reasonable effort, to secure Consultant's signature on any document needed in connection with the actions specified in this Section 8, Consultant hereby irrevocably designates and appoints Company and its duly authorized officers and agents as its agent and attorney in fact, which appointment is coupled with an interest, to act for and in its behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of this Section 8 with the same legal force and effect as if executed by Consultant.

9. Indemnification and Insurance. Consultant will defend, indemnify and hold harmless Company, its officers, directors, employees and agents from any and all claims, losses, liabilities, damages, expenses and costs (including reasonable attorneys' fees and court costs) that result from a breach or alleged breach of any obligation or representation or warranty of Consultant contained in this Agreement, provided that Company gives Consultant (a) written notice of any such claim and (b) the right to defend such claim at Consultant's expense Consultant shall waive all rights of subrogation against Company.

10. Term and Termination.

(a) Term. This Agreement will be effective as of the Effective Date and continue October 4, 2014.

(b) Termination for Cause. Company may immediately terminate Consultant's engagement for Cause upon written notice specifying the particular Cause. "Cause" means (i) Consultant's failure or omission that has an adverse effect on Company; (ii) Consultant's act(s) amounting to gross negligence to the detriment of Company; (iii) Consultant's fraud or embezzlement of funds or property; or (iv) Consultant's failure to observe or perform any covenant, condition or provision of this Agreement.

(c) Upon any termination of this Agreement, Consultant will promptly deliver to Company all documents and other materials of any nature pertaining to tile Services (including the Work Product and Inventions as defined in Section 8), together with all copies, notes, summaries, excerpts and the like of all documents and other items containing or pertaining to any Confidential Information. The following will survive termination of this Agreement: the non-solicitation provision of Section 5 and Sections 7, 8, 9 and 12.

11. Independent Contractor. Consultant will be and act as an independent contractor and not as an employee of Company. Consultant provides Services under this Agreement solely under its own supervision and will be subject to Company's direction only as to the specific areas of Company's interests for which Services are to be provided. Nothing herein will be construed as creating an employer/employee relationship between Company and the Consultant. Consultant will not be entitled to any benefits that Company may make available to its employees. Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority. Consultant has no authority to, and will not, obligate Company by contract or otherwise.

12. Gencral Terms. Consultant may not assign this Agreement, or delegate or subcontract any of the Services to be provided under this Agreement, without Company's prior written consent; any such assignment or delegation will be void and of no effect. This Agreement is governed by the laws of the State of Montana, excluding conflicts of law principles. Consultant hereby expressly consents to the personal jurisdiction of the state and federal courts located in Montana for any lawsuit filed there against Consultant by Company arising from or related to this Agreement. All notices, requests and other communications under this Agreement must be in writing, and must be personally delivered or sent by United States mail, registered or certified, return receipt requested. The mailing address for notice to either party will be the address shown on the signature page of this Agreement. This Agreement constitutes the parties' final, exclusive and complete understanding and agreement, and supersedes all prior and contemporaneous understandings and agreements relating to its subject matter. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the parties to this Agreement.

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially enforceable provision to the extent enforceable, will nevertheless be binding and enforceable.

In Witness Whereof, the parties have executed this Agreement as of the date first written above.

Bacterin International, Inc.		Consultant

By:	/s/ Guy Cook	By:	/s/ Mitchell Godfrey

Name:	Guy Cook	Name:	Mitchell Godfrey, individually

Title:	CEO

EXHIBITA

Statement of Work

Projects: Tasks as assigned by John Gandolfo regarding potential financing transactions; special projects as assigned by Guy Cook; work related to United States Department of Defense ("DOD") relationships and potential ventures involving the DOD; relationships with members of the United States Congress; projects related to the investigation of investment in new technologies.

Bacterin technologies to be disclosed:

All technology relevant to Projects.

Rate of payment:

$95,000 annually

Payment terms:

Monthly

Expenses to be paid:

As pre-approved by an officer of Company

Bacterin International, Inc.		Consultant

By:	/s/ Guy Cook	By:	/s/ Mitchell Godfrey

Name:	Guy Cook	Name:	Mitchell Godfrey, individually

Title:	CEO

Exhibit B

Background Technology Disclosure

The following is a list of all Background Technology that Consultant intends to use in performing Services under this Agreement:

None.